Exhibit 10.1
Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
9 September 2010
Mr Andrew Leslie Denver
27 Woodville Avenue
Wahroonga NSW 2076
Dear Andrew,
Letter of Offer and Terms of Employment
Universal Biosensors Pty Ltd ACN 098 234 309 (Company)
Pursuant to the resolution of the Board of Universal Biosensor, Inc dated 9 September 2010, it is with great pleasure that the Company offers you employment on the following terms and conditions.
1.1	You are being employed as Interim Chief Executive Officer of the Company and Universal Biosensors Inc., and any of their subsidiaries or parent companies, in the manner contemplated by this agreement. Your primary duties will involve the formulation of the company’s business plan and the implementation of this plan as approved by the Board of Directors of Universal Biosensors, Inc. There may also be other duties and responsibilities as required from time to time by the Board of Directors of Universal Biosensors, Inc. You will be required to report to the board of directors of Universal Biosensors Inc.

1.2	In performing this or any other position, you agree to:
(a)	observe all rules, regulations, directions and policies of the Company;

(b)	perform your duties in a diligent and professional manner and to the best of your ability;

(c)	follow such reasonable directions and perform such duties as the Company may give to you;

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
(d)	perform your duties in a manner that complies with all applicable laws and regulations; and

(e)	not without the written consent of the Company engage in any activity, whether paid or unpaid, which could, in the Company’s opinion, conflict with your duties or with the business interests of the Company.
1.3	Your position description, reporting lines and location of work may change from time to time. In the event of any such change the terms of this agreement will continue to apply to your employment, unless varied, replaced or superseded in writing.

2.	Hours of work

This is an interim position. You will be expected to work customary hours in order to perform your duties effectively and otherwise as may reasonably be required by the Company. You acknowledge that the remuneration specified in this letter is sufficient to cover payment for all additional hours that you may be required to work, and that no overtime payments will be payable.

3.	Commencement date and term

Your employment will commence on 1 September 2010 and is terminable as set out in this letter.

4.	Location

Your employment will be based at the Company’s office in Melbourne and other places as required from time to time to carry out your duties.

5.	Remuneration

5.1	Your salary is $300,000 per annum plus superannuation.

5.2	The remuneration provided under this agreement has been set specifically having regard to any and all entitlements that may apply now, or in the future, under an award, workplace agreement or similar instrument, including shift penalties and allowances (howsoever described).

5.3	Notwithstanding anything in this letter agreement, it is acknowledged and agreed that:

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
(a)	you are currently a director of the Company, and Chairman of Universal Biosensors, Inc;

(b)	during the term of your employment the subject of this letter agreement, you shall not be entitled, and forfeit any right to remuneration in relation to your duties as a director of the Company, or a director and Chairman of Universal Biosensors, Inc, and all such payments shall be suspended from 1 September 2010;

(c)	upon expiry or termination of your employment in accordance with the terms of this letter agreement, all remuneration in relation to your duties as a director of the Company, or a director and Chairman of Universal Biosensors, Inc, shall be automatically reinstated and effective from such date of expiry or termination.
5.4	If an award, workplace agreement or similar instrument applies to the employment, then:
(a)	your remuneration is in satisfaction of all minimum award, workplace agreement or similar entitlements including minimum wage, overtime, allowances, penalties, extra rates for working evenings weekends or Public Holidays, payment for temporarily working in a more senior role and annual leave loading;

(b)	if there are any changes to the entitlements in paragraph 5.4(a), then your remuneration is applied to and absorbs those changed entitlements; and

(c)	the Company may vary your remuneration to incorporate the value of an entitlement (although will not reduce it).
5.5	Your salary will be paid two weeks in advance and two weeks in arrears in 12 equal calendar monthly instalments on or about the 15th day of the month (or other usual payment date for employees) and deposited into a bank account nominated by you.

5.6	Payment of your superannuation entitlements will be in accordance with applicable legislation and the Company’s policies from time to time.

5.7	During your employment there will be ongoing review of your performance. Your base remuneration may be reviewed annually by the Company. Any increase in your remuneration is at the sole discretion of the Company.

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
6.	Leave entitlements

6.1	You are entitled to leave (e.g. annual leave, personal leave, carers leave, compassionate leave, parental leave, community service leave and long service leave) in accordance with the National Employment Standards. A summary of your entitlements to leave is contained in the Fair Work Information Statement located in your employee folder, or can be accessed electronically at www.fwa.gov.au.

6.2	Annual leave must ordinarily be taken at times which do not conflict with the Company’s operational requirements. The Company will endeavour to accommodate your preference for the time at which leave is taken. However generally no more than two weeks’ leave will be taken at any one time unless by mutual consent. You may be directed to take annual leave during shut down periods.

6.3	You will be entitled to public holidays as proclaimed in Victoria without loss of pay.

7.	Confidentiality

7.1	During and after your employment, you must keep confidential and not disclose to any person any information which you obtain in the course of your employment and which is not available to the public, other than in a manner expressly authorized by the Company. Such information would include: all commercial information about the Company, all commercial information about the business, financial plans, strategy, sales and marketing information, production techniques, technical information, trade secrets, know-how and other processes.

7.2	During and after your employment, you must not use any information which you obtain in the course of your employment and which is not available to the public other than in the performance of your duties and for the benefit of the Company or otherwise in a manner expressly authorized by the Company.

7.3	You must:
(a)	only use the information obtained by you in the course of your employment with the Company for the benefit or advantage of the Company and for no other purpose;

(b)	strictly adhere to the Company’s policies in relation to the treatment of confidential information;

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
(c)	comply with any security measures established by the Company and safeguard the confidential information from unauthorised access or use;

(d)	immediately notify the Company of any suspected or actual unauthorised use, copying or disclosure of the information, of which you become aware;

(e)	upon request by the Company and upon termination, return to the Company all records, documents, computer disks, papers, notes (including copies) and everything else in your possession or control which contains or records information of the Company and not retain any copies of such information in any form; and

(f)	during and after your employment, provide assistance reasonably requested by the Company in relation to any proceedings it may take against any person for unauthorised use, copying or disclosure of the information.
7.4	Your obligations of confidentiality do not extend to information that is public knowledge (otherwise than as a result of a breach of confidence by any person) or is required by law to be disclosed.

8.	Intellectual Property

8.1	You must promptly, fully and effectively disclose to the Company or its nominee either in writing, orally or both (as required by the Company) full details of any intellectual property or industrial property generated or conceived by you during your employment (whether or not during business hours and whether or not before or after the execution of a formal employment agreement), relating to or connected with any of the matters which have been, are or may become subject of Company’s business affairs or business and whether or not capable of statutory protection, including without limitation each and every invention (whether patentable or not), process, know-how, formula design (whether registrable or not), trademark or service mark and any copyright material, trade secret or other confidential information (“Company Intellectual Property”).

8.2	In exchange for the benefits conferred on you by your employment, you:
(a)	agree that by virtue of this provision, to the extent permitted by law, all Company Intellectual Property is the property of the Company or its nominee and vests in the Company immediately upon creation;

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
(b)	consent to all acts or omissions by the Company in relation to your moral rights in all copyright works in such Company Intellectual Property; and

(c)	consent to the infringement of your moral rights in all copyright works in such Company Intellectual Property by the Company, its licensees, assignees and successors in title and any person authorised by the Company at the absolute discretion of the Company and without reference to you.
8.3	You must at the request and expense of the Company without additional compensation from the Company, sign all such documents (including assignment deeds) and do all such things as may be necessary to vest, confirm and perfect and record ownership by the Company or its nominee throughout the world of the right, title and interest to and in the Company Intellectual Property and to enable the Company or its nominee to acquire and preserve such rights and to have the full enjoyment of such intellectual property.
8.4	You must keep complete written records of everything you invent or develop. These records belong to the Company and must be at all times retained in your custody and control at the Company’s premises and must be handed to the Company on demand.
9.	Records
9.1	The Company owns all documents and records (in any form) relating to the business of the Company, whether or not prepared by you. On demand by the Company and in any event at the end of your employment, you must:
(a)	deliver to the Company all those documents and records in the your possession or control; and then

(b)	delete all those documents and records held electronically in any medium in your possession or control.
9.2	During and after your employment, you must use and permit to be used those documents and records for the Company’s benefit only.
10.	Restraint
10.1	You must not during your employment participate, promote, carry on, assist or otherwise be concerned or interested financially or otherwise, in any capacity (including as principal, agent, partner, employee, shareholder, unitholder, director, trustee, beneficiary,

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
financier, consultant or adviser) in any business or activity which is the same as, or substantially similar to the business of the Company or its associates, unless the Company otherwise agrees in writing;
10.2	You must not during your employment and or a period of 3 months after termination of your employment, directly or indirectly, on your own account or on behalf of any person or entity, anywhere in which the Company or its associates carries on business:
(a)	solicit, canvass, induce or encourage any employee or agent of the Company or its associates to leave the employment or agency of the Company or such associates;

(b)	solicit, canvass, approach any customer of the Company or its associates with a view to soliciting the business of that customer; or

(c)	interfere or seek to interfere with the relationship between the Company or its associates (on the one hand) and the customers, suppliers and employees of the Company or its associates (on the other hand).
10.3	Notwithstanding this paragraph 10, the Company acknowledges that at the date of this agreement, you are currently a director of SpeeDx Pty Ltd, Cochlear Ltd, PFM Cornerstone Ltd and other companies as previously advised to the Company. If the Company requests, you must disclose to the Company all your outside activities and interests in businesses and companies.
10.4	You acknowledge the prohibitions and restrictions contained in this clause are reasonable in the circumstances and necessary to protect the Company and its associate’s businesses.
10.5	Each of the obligations imposed on you under this clause is a separate and independent obligation from the other restraint obligations imposed, but they are cumulative in effect. If any separate provision is unenforceable, illegal or void, that provision is severed and the other separate provisions remain in force.
10.6	You acknowledge and agree that each of the restraints imposed upon you under this clause 10 are fair and reasonable and are no greater than is reasonably necessary to protect the Company.

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
11.	Termination
11.1	The Company or you may at any time terminate your employment by giving 1 month’s written notice. The Company may choose to make payment in lieu of notice, or require you to work some of the notice period and pay you in lieu of working for the balance of the notice period. You agree this is a reasonable period of notice for termination without cause.
11.2	You are entitled to an additional week’s notice if you are over 45 years old and have completed at least 2 years of continuous service with the employer on the day the notice of termination is given.
11.3	During the notice period, you may be required to perform duties other than your normal duties or to not attend the workplace for all or part of the notice period
11.5	The Company may at any time terminate your employment without notice for cause, including if:
(a)	you commit any serious or persistent breach of your employment obligations.

(b)	you fail to comply with any reasonable directions of the Company;

(c)	you are guilty of any serious misconduct or wilful neglect in performing your duties;

(d)	you engage in fraudulent conduct;

(e)	in the reasonable opinion of the persons to whom you report, you are guilty of any dishonesty relating to the affairs of the Company

(f)	you are negligent in the performance of your duties;

(g)	you work under the influence of drugs or alcohol;

(h)	you commit a serious or persistent breach of Company policy;

(i)	you are found guilty of an indictable offence; or

(j)	you bring the Company into disrepute.

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com
11.6	Termination of your employment does not affect in any way your obligations under clauses 7 to 10 of this letter.
11.7	When your employment ends, you must return to the Company all of the Company’s property in your possession or control.
12.	Special Conditions
12.1	The following special conditions (if any) will apply to your employment with the Company. In the event of any inconsistency between other terms of this letter and this clause, the special conditions will prevail to the extent of any such inconsistency.
     “Not applicable”.
13.	General
13.1	The terms of employment set out in this document will continue to apply except to the extent that they are varied, replaced or cancelled by agreement in writing signed by both parties.
13.2	The failure of the Company at any time to insist on performance of any provision of the terms of employment set out in this document is not a waiver of its right at any later time to insist on performance of that or any other provision of this letter.
13.3	This letter sets out the entire understanding and agreement between the parties with respect to the terms and conditions of the employment offered with the Company.
13.4	The interpretation of the agreement constituted by your acceptance of this offer is governed by the laws of Victoria.
It would be appreciated if you would accept this offer by signing the enclosed copy of this letter and returning it to me at your earliest convenience.
Yours faithfully,

Salesh Balak
Director — Universal Biosensors Pty Ltd

Universal Biosensors Pty Ltd
ABN 35 098 234 309
1 Corporate Avenue
Rowville Victoria 3178
Australia
Telephone +61 3 9212 9000
Facsimile +61 3 9212 9099
Email info@universalbiosensors.com
www.universalbiosensors.com

Acknowledged by Andy Jane
Director and Chairman of the Remuneration and Nomination Committee — Universal Biosensors, Inc.
ACCEPTANCE
I accept this offer:
Signed:                                                                                 Dated: 9 September 2010
                              Andrew Leslie Denver